GODFREY & KAHN, S.C.
                                ATTORNEYS AT LAW
                               780 N. Water Street
                               Milwaukee, WI 53202
                     Phone (414) 273-3500 Fax (414) 273-5198



                                       June 25, 2003


Strong Equity Funds, Inc.
100 Heritage Reserve
Menomonee Falls, Wisconsin  53051

         Re:      Strong Enterprise Fund and Strong Large Company Growth Fund

Ladies and Gentlemen:

         We have acted as your counsel in connection with the preparation of Post-Effective Amendment No. 57 to the Registration Statement on Form N-1A (Registration Nos. 33-70764; 811-8100) (the "Registration Statement") relating to the sale by you of an indefinite number of shares (the "Shares") of common stock, $0.00001 par value, of the Institutional class of the Strong Enterprise Fund and the K class of the Strong Large Company Growth Fund (the "Funds"), each a series of Strong Equity Funds, Inc. (the "Company"), in the manner set forth in the Registration Statement (and the Prospectuses of the Funds included therein).

         We have examined: (a) the Registration Statement (and the Prospectuses of the Funds included therein), (b) the Company's Amended and Restated Articles of Incorporation and By-Laws, each as amended to date, (c) certain resolutions of the Company's Board of Directors, and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

         Based upon the foregoing, we are of the opinion that the Shares, when sold as contemplated in the Registration Statement, will be duly authorized and validly issued, fully paid and non-assessable, except to the extent provided in
Section 180.0622(2)(b) of the Wisconsin Statutes (including judicial interpretations thereof and any successor to said Section 180.0622(2)(b)).

         We consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, however, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

                                                     Very truly yours,

                                                    /s/ Godfrey & Kahn, S.C.

                                                     GODFREY & KAHN, S.C.